Exhibit 99.1

PRELIMINARY—SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

VPC Impact Acquisition Holdings

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [●] and [●] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Ordinary Shares of VPC Impact Acquisition Holdings (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of shareholders of the Company to be held at 10:00 am Eastern Time, on October 14, 2021, at the offices of White & Case LLP at 111 South Wacker Drive, Suite 5100, Chicago, Illinois 60606, and virtually at https://www.cstproxy.com/vih/sm2021 and any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated signed on reverse side)

SEE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting of Shareholders to be held on October 14, 2021.

The notice of Extraordinary General Meeting of Shareholders and accompanying Proxy Statement are available at

https://www.cstproxy.com/vih/sm2021

THE BOARD OF DIRECTORS OF VPC IMPACT ACQUISITION HOLDINGS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7 AND 8.	Please mark vote as indicated in this example	X

Proposal No. 1 – The Business Combination Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of January 11, 2021, as amended by the Amendment to Agreement and Plan of Merger, dated as of March 30, 2021 (as the same may be amended, the “Merger Agreement”), by and among VIH, Pylon Merger Company LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of VIH (“Merger Sub”), and Bakkt Holdings, LLC, a Delaware limited liability company (“Bakkt”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Bakkt (the “Merger”), with Bakkt being renamed as Bakkt Opco Holdings, LLC (“Bakkt Opco”) and continuing as the surviving entity of the Merger and becoming a subsidiary of the Company as described in more detail in the attached proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A-1 and Annex A-2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 – The Domestication Proposal – To consider and vote upon a proposal to approve by special resolution, to change the corporate structure and domicile of VIH by way of continuation from an exempted company incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication will be effected immediately prior to the Business Combination by VIH filing a certificate of corporate domestication and the proposed new certificate of incorporation of Bakkt Pubco (the “Proposed Certificate of Incorporation”) with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, VIH will become a Delaware corporation and will change its corporate name to “Bakkt Holdings, Inc.” (Bakkt Holdings, Inc. and VIH following the Domestication and the Business Combination, the “Company” or “Bakkt Pubco”) and all outstanding securities of VIH will convert to outstanding securities of the Company, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “Domestication Proposal.”

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 – The Stock Issuance Proposal – To consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the issuance of Bakkt Pubco Class A Shares to (a) the PIPE Investors pursuant to the PIPE Investment (each as defined in the accompanying proxy statement/prospectus) and (b) the Bakkt Equity Holders pursuant to the Merger Agreement (the “Stock Issuance Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 – Organizational Documents Proposal – To consider and vote upon a proposal to approve by special resolution the Proposed Certificate of Incorporation and the proposed new by-laws of Bakkt Pubco (“Proposed By-Laws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of Bakkt Pubco (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of corporate domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Bakkt Holdings, Inc.” in connection with the Business Combination (the “Organizational Documents Proposal”). The form of each of the Proposed Certificate of Incorporation and the Proposed By-Laws is attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 – The Advisory Organizational Documents Proposals – To consider and vote upon the following seven separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non- binding basis by special resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 5A — to authorize the change in the authorized capital stock of VIH from 200,000,000 VIH Class A Ordinary Shares, par value $0.0001 per share (the “VIH Class A Ordinary Shares”), 20,000,000 VIH Class B Ordinary Shares, par value $0.0001 per share (the “VIH Class B Ordinary Shares” and, together with the VIH Class A Ordinary Shares, the “Ordinary Shares”), and 1,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”), to 750,000,000 shares of Class A Common Stock, par value $0.0001 per share of Bakkt Pubco (the “Bakkt Pubco Class A Common Stock”), and 250,000,000 shares of Class V Common Stock, par value $0.0001 per share, of Bakkt Pubco (the “Bakkt Pubco Class V Common Stock”, together with the Bakkt Pubco Class A Common Stock, the “Bakkt Pubco Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share, of Bakkt Pubco (the “Bakkt PubcoPreferred Stock”) (“Advisory Organizational Documents Proposal 5A”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Advisory Organizational Documents Proposal 5B — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation (“Advisory Organizational Documents Proposal 5B”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Advisory Organizational Documents Proposal 5C — to authorize electing not to be governed by Section 203 of the DGCL relating to takeovers by interested stockholders and, instead, be governed by a provision similar to Section 203 of the DGCL (“Advisory Organizational Documents Proposal 5C”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(D) Advisory Organizational Documents Proposal 5D — to approve provisions providing that the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required for stockholders to amend, alter, repeal or rescind all or any portion of Article V, Article VI, Article VII, Article VIII, Article IX, Article X, Article XII or Article XIII of the Proposed Certificate of Incorporation (“Advisory Organizational Documents Proposal 5D”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(E) Advisory Organizational Documents Proposal 5E — to approve provisions permitting the removal of a director only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote at an election of directors, voting together as a single class (“Advisory Organizational Documents Proposal 5E”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(F) Advisory Organizational Documents Proposal 5F — to approve provisions requiring or permitting stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting; provided that any action required or permitted to be taken by the holders of Bakkt Pubco Class V Shares, voting separately as a class or by the holders of Bakkt Pubco Preferred Stock, voting separately as a class or separately as a class with one or more other such series, may be taken without a meeting if signed by the holders having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted in compliance with the DGCL (“Advisory Organizational Documents Proposal 5F”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(G) Advisory Organizational Documents Proposal 5G — to provide for certain additional changes, including, among other things, (i) making Bakkt Pubco’s corporate existence perpetual and (ii) removing certain provisions related to VIH’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the VIH Board believes is necessary to adequately address the needs of Bakkt Pubco after the Business Combination (“Advisory Organizational Documents Proposal 5G”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 – The Bakkt Pubco Equity Incentive Plan Proposal – To consider and vote upon a proposal to approve by ordinary resolution the Bakkt Pubco Equity Incentive Plan (the “Bakkt Pubco Equity Incentive Plan Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7 – The Director Election Proposal – To consider and vote upon a proposal to approve by ordinary resolution the election of nine directors to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified (the “Director Election Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8) Proposal No. 8 – The Shareholder Adjournment Proposal – To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the

“Shareholder Adjournment Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Date:

(Signature)

(Signature if held Jointly)
Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.